EXHIBIT 1

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                                5,520,000 Shares
                   (subject to increase up to 6,348,000 shares
               in the event of an increase in the pro forma market
                      value of the Company's Common Stock)

                           FloridaFirst Bancorp, Inc.
                             (a Florida corporation)


                                  Common Stock
                           (par value $0.10 per share)


                                AGENCY AGREEMENT


                                November __, 2000


SANDLER O'NEILL & PARTNERS, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:

         FloridaFirst Bancorp, Inc., a Florida corporation (the "Company"), FloridaFirst Bancorp, MHC, a federal mutual holding company (the "MHC"), FloridaFirst Bancorp, a federally chartered stock corporation (the "Mid-Tier HC"), and FloridaFirst Bank, a federally chartered stock savings bank (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 3,147,952 shares (subject to increase up to 3,620,179 shares in the event of an increase in the pro forma market value of the Company's common stock) of the Company's common stock, par value $0.10 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the "Securities."

         The Securities are being offered for sale in accordance with the Plan of Conversion and Reorganization (the "Plan") adopted by the Boards of Directors of the MHC, the Mid-Tier HC and the Bank pursuant to which the Bank intends to convert from the mutual to stock holding company form of organization and issue all of its stock to the Company pursuant to the following steps: (i) the Bank's establishment of the Company as a Florida-chartered corporation; (ii) the conversion of the MHC to an interim federal stock savings bank ("Interim No. 1"); (iii) the conversion of the MHC's subsidiary stock holding company, Mid-Tier HC, to an interim federal stock savings bank ("Interim No. 2") and its simultaneous merger into the Bank; (iv) the merger of Interim No. 1 (formerly the MHC) into the Bank, whereupon the outstanding common stock of the Mid-Tier HC held by the MHC will be canceled; (v) the establishment by the Company of a third interim federal

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stock savings bank  ("Interim No. 3"); (vi) the merger of Interim No. 3 with and into the Bank, with the Bank as the surviving entity; and (vii) the sale and exchange of Common Stock pursuant to the Plan and Office of Thrift Supervision ("OTS") regulations. As a result of the merger of Interim No. 3 with and into the Bank, the Bank will become a wholly owned subsidiary of the Company. The outstanding shares of common stock of the Mid-Tier HC held by persons other than the MHC will be converted into Common Stock pursuant to an exchange ratio as defined in the Plan, which will result in the holders of such shares receiving and owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the conversion as the percentage of Mid-Tier HC common stock owned by them in the aggregate immediately prior to consummation of the conversion.

         Pursuant to the Plan, the Company will offer to certain depositors and borrowers of the Bank and to the Bank's tax qualified employee benefit plans, including the Bank's employee stock ownership plan (the "ESOP") (collectively, the "Employee Plans") rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public in a community offering (the "Community Offering"), with preference given first to persons who are Mid-Tier HC stockholders and second to natural persons residing in Polk and Manatee Counties, Florida. The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the "Subscription and Community Offering," may be commenced concurrently with, during or after, the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings." The conversion and reorganization of the Bank from mutual to stock holding company form, the formation of the Company, Interim No. 1, Interim No. 2, Interim No. 3 and the related mergers, the exchange of Mid-Tier HC's public stockholders' shares for shares of Common Stock (the "Exchange Shares"), the acquisition of the capital stock of the Bank by the Company and the Offerings are hereinafter referred to collectively as the "Conversion." It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-45150), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be

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incorporated by reference  therein and the  information,  if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

         Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such prospectus contains information with respect to the Bank, the Company, the MHC, the Mid- Tier HC and the Common Stock.

         SECTION 1.        REPRESENTATIONS AND WARRANTIES.

         (a) The Company, the Bank, the MHC and the Mid-Tier HC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                    (i) The Registration  Statement has been declared  effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC, the Mid-Tier HC and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company, the MHC, the Mid-Tier HC and the Bank acknowledge appears only in the first two paragraphs of the section "The Offering- Plan of Distribution/Marketing Arrangements" of the Prospectus).

                    (ii) The Company has filed with the OTS the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home

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         Owners' Loan Act, as amended  ("HOLA") and the regulations  promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in
         Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

                  (iii) Pursuant to the rules and regulations of the OTS (the "OTS Regulations"), the MHC has filed with the OTS an Application for Approval of Conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"). The Offerings and the Plan have been duly adopted by the Boards of Directors of the MHC, Mid-Tier HC and the Bank and such adoption has not since been rescinded or revoked. The Conversion Application, which includes applications to form and merge Interim No. 1, Interim No. 2 and Interim No. 3, has been approved by the OTS. The Prospectus, the proxy statement for the solicitation of proxies from MHC members for the special meeting to approve the Plan (the "Members' Proxy Statement") and the proxy statement for the solicitation of proxies from Mid-Tier HC stockholders for the special meeting to approve the Plan (the "Stockholders' Proxy Statement") all included as part of the Conversion Application have been approved for use by the OTS, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC, the Mid-Tier HC or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the OTS Regulations.

                    (iv) At the time of their use, the Members' Proxy Statement, the Stockholders' Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the OTS Regulations and those rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as from time to time amended or supplemented pursuant to the Exchange Act or otherwise (the "Exchange Act Regulations") (the Securities Act Regulations and the Exchange Act Regulations are collectively referred to herein as the "Commission Regulations"), and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the MHC, the Mid-Tier HC and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in
         Section 2, complied and will comply in all material respects with the applicable

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         requirements  of the OTS Regulations and the Securities Act Regulations
         and, at or prior to the time of their first use, will have received all required authorizations of the OTS and Commission for use in final form.

                      (v) Neither the Commission nor the OTS has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company, the MHC, the Mid-Tier HC or the Bank for use in connection with the Offerings, and no proceedings for such purposes are pending or threatened.

                    (vi) At the  Closing  Time  referred  to in  Section  2, the
         Company, the MHC, the Mid-Tier HC and the Bank will have completed the conditions precedent to the Conversion in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the MHC, the Mid-Tier HC or the Bank by the OTS, the Federal Deposit Insurance Corporation (the "FDIC"), or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion. The Conversion, the Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

                  (vii) FinPro, Inc. (the "Appraiser"), which prepared the valuation of the Bank as part of the Conversion, has advised the Company, the MHC, the Mid-Tier HC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the OTS Regulations and any interpretations or guidelines issued by the OTS or its staff with respect thereto.

                  (viii)  KPMG  LLP,   the   accountants   who   certified   the
         consolidated financial statements and supporting schedules of the Mid-Tier HC included in the Registration Statement have advised the Company, the MHC, the Mid-Tier HC and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), and such accountants are, with respect to the Company, the MHC, the Mid-Tier HC and the Bank, independent certified public accountants as required by the Securities Act, the Securities Act Regulations and OTS Regulations.

                  (ix) The only direct subsidiary of the MHC is the Mid-Tier HC. The only direct subsidiary of the Mid-Tier HC is the Bank. The Bank does not have any active subsidiaries.

                  (x) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the MHC, the Mid-Tier HC and the Bank at the dates indicated and the results of operations, equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements

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         have been prepared in conformity  with  generally  accepted  accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement and Prospectus present fairly the information required to be stated therein.

                  (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank considered as one enterprise, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the MHC, the Mid-Tier HC or the Bank, other than those in the ordinary course of business, which are material with respect to the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise.

                  (xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing in the State of Florida and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC or the Bank, considered as one enterprise.

                  (xiii) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Securities and the Exchange Shares is not subject to preemptive or other similar rights.



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                  (xiv) The MHC has been duly chartered and is validly  existing as a mutual holding company under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the MHC is duly qualified to transact business and in good standing under the laws of the State of Florida and is qualified to do business in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Mid- Tier HC and the Bank, considered as one enterprise; upon consummation of the Conversion, the MHC will convert into Interim No. 1, which will merge with and into the Bank, with the Bank being the surviving institution.

                  (xv) The Mid-Tier HC has been duly chartered and is validly existing as a stock holding company under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Mid- Tier HC is duly qualified to transact business and is in good standing under the laws of the State of Florida and is qualified to do business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise; upon consummation of the Conversion, the Mid-Tier HC will convert into Interim No. 2, which will merge with and into the Bank, with the Bank being the surviving institution.

                  (xvi) The authorized capital stock of the Mid-Tier HC consists of 18,000,000 shares of common stock, par value $0.10 per share (the "Mid-Tier HC Common Stock") and 2,000,000 shares of preferred stock, no par value (the "Mid-Tier Preferred Stock"), of which 5,347,297 shares of Mid-Tier HC Common Stock and no shares of Mid-Tier HC Preferred Stock are issued and outstanding as of the date hereof; no additional shares of Mid-Tier HC Common Stock and no shares of Mid-Tier HC Preferred Stock will be issued prior to the Closing Time referred to in
         Section 2; the issued and outstanding shares of Mid-Tier HC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws; the MHC owns 3,049,024 shares of Mid-Tier HC Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the terms and provisions of the Mid-Tier HC Common Stock conform to all statements relating thereto contained in the Prospectus; at the time of the consummation of the Conversion, immediately following the mergers of Interim No. 1 and Interim No. 2 with and into the Bank, the Bank shall merge with Interim No. 3, with the Bank being the surviving institution, and the shares of common stock of Interim No. 3 held by the Company shall be converted into shares of Bank Common Stock ("Bank Common Stock") on a one-for-one basis, and all such Bank Common Stock will be owned beneficially and of record by the

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         Company  free and clear of any  security  interest,  mortgage,  pledge, lien, encumbrance, claim or equity.

                  (xvii) The Bank has been duly organized and is validly existing as a federally chartered savings bank in stock form and upon consummation of the Conversion will continue to be a federally chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated thereby; the Company, the MHC, the Mid- Tier HC and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC, the Mid-Tier HC and the Bank are in all material respects in compliance therewith; neither the Company, the MHC, the Mid-Tier HC nor the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise; and the Bank is duly qualified to transact business and is in good standing under the laws of the United States and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise.

                  (xviii)  The Bank is a member in good  standing of the Federal
         Home Loan Bank of Atlanta; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits and upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the OTS Regulations. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C.
         Section 1467a(m).

                  (xix) The authorized capital stock of the Bank on the date hereof is _____ shares of common stock, [par value $.10 per share], and _______ shares of preferred stock [par value $.10 per share], and the issued and outstanding capital stock of the Bank is ______ shares, all of which are owned beneficially and of record by the Mid-Tier HC free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. Upon consummation of the Conversion, the authorized capital stock of the Bank will be ______ shares of common stock, [par value $.10 per share], and _______ shares of preferred stock, [par value $.10 per share] (the "Bank Preferred Stock"), and the issued and outstanding capital stock of the Bank will be ________ shares of Bank Common Stock; and no additional shares of Bank Common Stock or any shares of Bank Preferred Stock will be issued on or after the date hereof and prior to the Closing Time referred to in Section 2 hereof. As of the Closing Time referred to Section 2 hereof, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights.

                  (xx) From the date of their formation until the Closing Time, neither Interim No. 1, Interim No. 2 nor Interim No. 3 will be in violation of their respective charter or bylaws, nor will either Interim No. 1, Interim No. 2 nor Interim No. 3 engage in any business other than in connection with organizational matters and actions taken in connection with the consummation of the Conversion.

                  (xxi) The Company, the MHC, the Mid-Tier HC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC, the Mid-Tier HC and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

                  (xxii)   Subsequent  to  the  respective  dates  as  of  which
         information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the MHC, the Mid-Tier HC or the Bank will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business.

                  (xxiii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

                  (xxiv) None of the Company, the MHC, the Mid-Tier HC or the Bank is in violation of their respective charters or bylaws; and none of the Company, the MHC, the Mid-Tier HC or the Bank is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Mid- Tier HC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Mid-Tier HC or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Mid-Tier HC and the Bank considered as one enterprise; and there are no contracts or documents of the Company, the MHC, the Mid-Tier HC or the Bank which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

                  (xxv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Mid-Tier HC or the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Mid-Tier HC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Mid-Tier HC or the Bank is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise; nor will such action result in any violation of the provisions of the respective charters or bylaws of the Company, the MHC, the Mid-Tier HC or the Bank, or any applicable law, administrative regulation or administrative or court decree.

                  (xxvi) No labor dispute with the employees of the Company, the MHC, the Mid- Tier HC or the Bank exists or, to the knowledge of the Company, the MHC, the Mid-Tier HC or the Bank, is imminent or threatened; and the Company, the MHC, the Mid-Tier HC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank considered as one enterprise.

                  (xxvii) Each of the Company, the MHC, the Mid-Tier HC and the Bank has good and marketable title to all properties and assets for which ownership is material to the business of the Company, the MHC, the Mid-Tier HC or the Bank and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the MHC, the Mid-Tier HC or the Bank, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the MHC, the Mid-Tier HC or the Bank under which the Company, the MHC, the Mid-Tier HC or the Bank hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the MHC, the Mid-Tier HC or the Bank, enforceable in accordance with their terms.

                  (xxviii) None of the Company, the MHC, the Mid-Tier HC or the Bank is in violation of any order or directive from the OTS, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the MHC and its subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS and the Commission).

                  (xxix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC, the Mid-Tier HC or the Bank, threatened, against or affecting the Company, the MHC, the Mid-Tier HC or the Bank which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, the MHC, the Mid-Tier HC or the Bank is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company, MHC, Mid-Tier HC or Bank which are required to be filed as exhibits to the Registration Statement or Conversion Application which have not been so filed.

                  (xxx) The Company, MHC, Mid-Tier HC and Bank have obtained (i) an opinion of its counsel, Malizia Spidi & Fisch, PC, with respect to the legality of the Securities and the Exchange Shares to be issued and the federal income tax consequences of the Conversion and (ii) the opinion of McClurg, Watson, Griffith & Bush, P.A. with respect to the state and local tax consequences of the Conversion (including franchise tax, sales or use tax, license fee on foreign corporations, stock transfer tax, real property transfer gain tax and real estate transfer tax),  copies  of which  are  filed  as  exhibits  to the  Registration
         Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Company, the MHC, the Mid-Tier HC nor the Bank has taken or will take any action inconsistent therewith.

                  (xxxi) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                  (xxxii) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Mid-Tier HC included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and
         Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise.

                  (xxxiii) To the knowledge of the Company, the MHC, the Mid-Tier HC and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase securities in an amount up to 8.0% of the Securities sold in the Conversion, none of the Company, the MHC, the Mid-Tier HC, the Bank or their employees has made any payment of funds of the Company, the MHC, the Mid-Tier HC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (xxxiv) The Company, the MHC, the Mid-Tier HC and the Bank are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

                  (xxxv) None of the Company, the MHC, the Mid-Tier HC or the Bank nor any properties owned or operated by the Company, the MHC, the Mid-Tier HC or the Bank is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC, the Mid-Tier HC or the Bank threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Mid-Tier HC or the Bank, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, MHC, Mid-Tier HC and the Bank, considered as one enterprise. For purposes of this subsection, the term "Environmental
         Law"  means  any  federal,   state,  local  or  foreign  law,  statute,
         ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component. Such laws include, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss.ss.11001, et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651, et seq., the Comprehensive Environmental Responsibility, Compensation and Liability Act, 42 U.S.C.ss.ss.9601, et seq. including the Asset Conservation Lender Liability, and Deposit Insurance Protection Act of 1996,ss.42 U.S.C.ss.9607(n); the Clean Air Act, 42 U.S.C.ss.ss.7401, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801, et seq.; the Toxic Substance Control Act, 15 U.S.C.ss.ss.2601, et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C. ss.ss.136, et seq.; the Clean Water Act, 33 U.S.C.ss.ss.1251, et seq.; and the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f, et seq.; all as amended and effective on the date hereof or the Closing Time, as the case may be.

                  (xxxvi) The Company, the MHC, the Mid-Tier HC and the Bank have filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

                  (xxxvii) The Company has received all approvals required to consummate the Conversion, and to have the Securities and Exchange Shares quoted on the Nasdaq National Market effective as of the Closing Time referred to in Section 2 hereof.

                  (xxxviii) The Company has filed a registration statement for the Securities and Exchange Shares under Section 12(g) of the Exchange Act and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

         (b) Any certificate signed by any officer of the Company, the MHC, the Mid-Tier HC or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC, the Mid-Tier HC or the Bank to the Agent as to the matters covered thereby.

         SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Offerings. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors the Appraiser's appraisal of the Common Stock, particularly with regard to aspects of the appraisal involving the methodology employed; (iii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company, the MHC, the Mid-Tier HC and the Bank in obtaining all requisite regulatory approvals; (vi) assisting
Bank management in scheduling and preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Conversion.

         The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

         If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company, the MHC, the Mid-Tier HC and the Bank under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed 6.5% of the aggregate Actual Purchase Price of the Securities sold by such Selected Dealers. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the Bank and the requirements of the Plan, which may result in limiting the allocation of stock to certain

Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

         In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the MHC, the Mid-Tier HC and the Bank as set forth in Sections 4, 6(a), 6(c), 6(d), 6(e) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

         If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold and provided OTS approves such amount, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Malizia Spidi & Fisch, PC, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

         The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

         In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

         (a) three-quarters percent (0.75%) of the aggregate Actual Purchase Price (as defined in the Prospectus) of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers and employees, and (ii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

         (b) with respect to any Securities sold by a National Association of Securities Dealers, Inc. ("NASD") member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement,
(ii) any sponsoring dealer's fees; and (iii) a management fee to Sandler O'Neill of one and one-quarter percent (1.25%) of the Aggregate Purchase Price. Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of one and one-quarter percent (1.25%) of the Actual Purchase Price of such Securities.

         If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill; however, the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of
Section 4 hereof.

         All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of $50,000, $25,000 of which has been previously paid and the remaining $25,000 of which shall be payable upon commencement of the Subscription Offering, which shall be credited against any fees or reimbursement of expenses payable hereunder.

         SECTION 3. COVENANTS OF THE COMPANY, THE MHC, THE MID-TIER HC AND THE BANK. The Company, the MHC, the Mid-Tier HC and the Bank covenant with the Agent as follows:

         (a) The Company, the MHC, the Mid-Tier HC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application, the Members' Proxy Statement and the Stockholders' Proxy Statement as may hereafter be required by the Commission Regulations or the OTS Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the MHC, the Mid-Tier HC and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC, the Mid-Tier HC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC, the Mid-Tier HC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company, the MHC, the Mid-Tier HC and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Conversion Application or Registration Statement (including any posteffective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

         (c) The Company, the MHC, the Mid-Tier HC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

         (d) During the period when the Prospectus is required to be delivered, the Company, the MHC, the Mid-Tier HC and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable OTS Regulations, as from time to time in force, and by the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC, the Mid-Tier HC and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC, the Mid-Tier HC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC, the Mid-Tier HC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

         (f) The Company, the MHC, the Mid-Tier HC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the OTS Regulations may require and as the Agent and the Company have agreed; provided, however, that neither the Company, the MHC, the Mid-Tier HC nor the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the MHC, the Mid-Tier HC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (g) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

         (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the

Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

         (k) The Company, the MHC, the Mid-Tier HC and the Bank will conduct the Conversion in all material respects in accordance with the Plan, the OTS Regulations, the Commission Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company, the MHC, the Mid-Tier HC or the Bank by the OTS and the Commission.

         (l) The Company, the MHC, the Mid-Tier HC and the Bank will comply, at their own expense, with all requirements imposed by the Commission and the OTS, or pursuant to the applicable Commission Regulations and OTS Regulations, as from time to time in force.

         (m) The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Conversion or the Offerings.

         (n) Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (o) The Company will report the use of proceeds from the Offerings on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

         (p) For a period of not less than three years following the Conversion, the Company will not deregister the Securities. The Company will file with the Nasdaq National Market all documents and notices required for the quotation of the Securities and Exchange Shares on the Nasdaq National Market.

         (q) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

         (r) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or Exchange Shares for a period of 180 days following the Closing Time.

         (s) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company, the MHC, the Mid-Tier HC nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

         (t) The Company, the MHC, the Mid-Tier HC and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Conversion Application.

         (u) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

         (v) The Company shall not deliver the Securities or the Exchange Shares until the Company, the MHC, the Mid-Tier HC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

         (w) The Mid-Tier HC, Company or the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two
(2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Mid-Tier HC which have been read by KPMG LLP, as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

         SECTION 4. PAYMENT OF EXPENSES. The Company, the MHC, the Mid-Tier HC and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation and filing of the Registration Statement and the Conversion Application as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities purchased in the Offerings and the Exchange Shares, (iv) the fees and disbursements of the Company's, the MHC's, the Mid-Tier HC's and the Bank's counsel, conversion agent, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities and the Exchange Shares on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Company, the MHC, the Mid-Tier HC or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the MHC, the Mid-Tier HC or the Bank pursuant to this Section without the prior approval of the Bank.

         The Company, the MHC, the Mid-Tier HC and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (ii) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including without limitation, fees and expenses of the Agent's counsel (up to a maximum of $50,000), advertising, promotional, syndication and travel expenses, up to a maximum amount of $65,000, provided, however, that Agent shall document such expenses to the reasonable satisfaction of the Bank. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this
Section 4 shall be due and payable upon receipt by the Company, the MHC, the Mid-Tier HC or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

         SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the MHC, the Mid- Tier HC, the Bank and the Agent agree that the issuance and the sale of Securities and the issuance of the Exchange Shares and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC, the Mid-Tier HC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC, the Mid-Tier HC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC, the Mid-Tier HC and the Bank of their obligations hereunder, and to the following further conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

         (b)        At Closing Time, the Agent shall have received:

                           (1) The favorable opinion,  dated as of Closing Time,
                    of Malizia Spidi & Fisch, PC, counsel for the Company, the MHC, the Mid-Tier HC and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                                    (i) The Company  has been duly  incorporated
                           and is validly existing as a corporation in good standing under the laws of the State of Florida; the MHC has been duly incorporated and is validly existing as a federal mutual holding company in good standing under the laws of the United States; the Mid-Tier HC has been duly incorporated and is validly existing as a federally-chartered holding company in good standing under the laws of the United States.

                                    (ii)  Each of the  Company,  the MHC and the
                           Mid-Tier HC has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

                                    (iii) Each of the  Company,  the MHC and the
                           Mid-Tier HC is duly qualified as a foreign corporation to transact business and is in good standing in the State of Florida and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise.

                                    (iv) Upon  consummation  of the  Conversion,
                           the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under "Capitalization" and, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

                                    (v)  The  Securities   have  been  duly  and
                           validly authorized for issuance and sale; the Exchange Shares have been duly and validly authorized for issuance; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares, when issued, will be duly and validly issued and fully paid and nonassessable.

                                    (vi) The issuance of the  Securities and the
                           Exchange Shares is not subject to preemptive or other similar rights arising by operation of law or, to such counsel's knowledge, otherwise.

                                    (vii) The Bank has been at all  times  since
                           the date hereof and prior to the Closing Time, duly organized and validly existing under the laws of the United States of America as a federally chartered savings bank in stock form, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise.

                                    (viii) The Bank is a member in good standing
                           of the Federal Home Loan Bank of Atlanta and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                                    (ix) Upon  consummation  of the  Conversion,
                           all of the issued and outstanding capital stock of Interim No. 3 will have been duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be converted into shares of Bank Common Stock upon the merger of Interim No. 3 with the Bank and is not subject to any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                    (x) Upon consummation of the Conversion, all
                           of the issued and outstanding capital stock of the Bank, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                    (xi) The OTS has duly  approved  the Holding
                           Company Application and the Conversion Application (including the formation and merger of Interim No. 1, Interim No. 2 and Interim No. 3); such approvals remain in full force and effect and no action is pending, or to the best of such counsel's knowledge, threatened respecting the Holding Company Application or the Conversion Application or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the Conversion Application comply with the applicable requirements of the OTS, includes all documents required to be filed as exhibits thereto, and is, to the best of such counsel's knowledge and information, truthful, accurate and complete; and the Company is duly authorized to become a savings and loan holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

                                    (xii)  At the time of  their  use,  both the
                           Members' Proxy Statement and the Stockholders' Proxy Statement complied as to form in all material respects with the requirements of the OTS Regulations and the Exchange Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    (xiii) The  execution  and  delivery of this
                           Agreement and the consummation of the transactions contemplated hereby, (A) have been duly and validly authorized by all necessary action on the part of each of the Company, the MHC, the Mid-Tier HC and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, the MHC, the Mid-Tier HC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); (B) will not result in any violation of the provisions of the charter or bylaws of the Company, the MHC, the Mid-Tier HC or the Bank; and, (C) will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise, upon any property or assets of the Company, the MHC, the Mid-Tier HC or the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Mid-Tier HC or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Mid-Tier HC or the Bank or the MHC is subject.

                                    (xiv)   The   Prospectus   has   been   duly
                           authorized by the OTS for final use pursuant to the OTS Regulations and no action has been taken or is pending, or to the best of such counsel's knowledge, is threatened, by the OTS to revoke such authorization.

                                    (xv) The Registration Statement is effective
                           under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, proceedings therefor initiated or threatened by the Commission.

                                    (xvi) No  further  approval,  authorization,
                           consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the Exchange Shares and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

                                    (xvii)   At  the   time   the   Registration
                           Statement became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the OTS Regulations.

                                    (xviii)  The Common  Stock  conforms  to the
                           description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                                    (xix)  There  are no legal  or  governmental
                           proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Company, the MHC, the Mid-Tier HC or the Bank which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the MHC, the Mid-Tier HC or the Bank is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                                    (xx) The information in the Prospectus under
                           "Risk Factors -Our corporate documents and regulations of the Office of Thrift Supervision may make it difficult for anyone to acquire us" and -"Banking reform legislation may increase competition," "Dividend Policy," "Taxation," "Regulation," "The Conversion and Reorganization - Effects of the Conversion and Reorganization," and "- Federal and State Tax Consequences of the Conversion and Reorganization," "Restrictions on Acquisition of FloridaFirst Bancorp, Inc.," "Description of Capital Stock," and "Legal and Tax Opinions" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

                                    (xxi)   To  the   best  of  such   counsel's
                           knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                                    (xxii) The Plan has been duly  authorized by
                           the Boards of Directors of the Company, the MHC, the Mid-Tier HC and the Bank and, the OTS's approval of the Plan remains in full force and effect; to the best of such counsel's knowledge, the Company, the MHC, the Mid-Tier HC and the

                           Bank have conducted the Conversion in all material respects in accordance with applicable requirements of the OTS Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company, the MHC, the Mid-Tier HC or the Bank by the OTS and, no order has been issued by the OTS to suspend the Conversion or the Offerings and no action for such purpose has been instituted or, to the best of such counsel's knowledge, threatened by the OTS; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Plan, the Conversion Application or the Holding Company Application.

                                    (xxiii)  To  the  best  of  such   counsel's
                           knowledge, the Company, the MHC, the Mid-Tier HC and the Bank have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the MHC, the Mid-Tier HC and the Bank are in all material respects complying therewith.

                                    (xxiv) (A) Neither the Company, the MHC, the
                           Mid-Tier HC nor the Bank is in violation of their respective charters or bylaws and (B) to the best of such counsel's knowledge, the Company, the MHC, the Mid-Tier HC and the Bank are not in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Mid-Tier HC or the Bank is a party or by which the Company, the MHC, the Mid-Tier HC or the Bank or any of their property may be bound.

                                    (xxv)  The  Company  is not  required  to be
                           registered  as  an   investment   company  under  the
                           Investment Company Act of 1940.

                                    (xxvi) The  stockholders  of the Mid-Tier HC
                           do not have dissenters' rights or any other rights to dissent from the Conversion and receive the fair value of their shares of Mid-Tier HC common stock under Federal law.

                           (2) The favorable opinion,  dated as of Closing Time,
                    of Muldoon, Murphy & Faucette LLP, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i),
                    (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xviii) and (xix) and such other matters as the Agent may reasonably require.

                           (3) In addition to giving their opinions  required by
                    subsections (b)(l) and (b)(2), respectively, of this Section, Malizia Spidi & Fisch, PC and Muldoon, Murphy & Faucette LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial, appraisal or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial, appraisal or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Malizia Spidi & Fisch, PC and Muldoon, Murphy & Faucette LLP may rely as to matters of fact on certificates of officers and directors of the Company, the MHC, the Mid-Tier HC and the Bank and certificates of public officials and, in giving their opinions with respect to the matters set forth in paragraphs
                    (iii), (xiii)(C), (xxi) and (xxiv)(B), may rely as to matters of Florida law on the opinion of Hahn, McClurg, Watson, Griffith & Bush, P.A. which opinion shall be in form and substance satisfactory to counsel for the Agent, and Muldoon, Murphy & Faucette LLP may also rely on the opinion of Malizia Spidi & Fisch, PC

         (c) At Closing Time referred to in Section 2, the Company, the MHC, the Mid-Tier HC and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the MHC, the Mid-Tier HC or the Bank by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Conversion.

         (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC, of the Mid-Tier HC and of the Bank and the chief financial or chief accounting officer of the Company, of the MHC, of the Mid- Tier HC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC, the Mid-Tier HC or the Bank from the latest date as of which the financial condition of the Company, the MHC, the Mid-Tier HC or the Bank, as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) neither the Company, the MHC, the Mid-Tier HC nor the Bank shall have received from the OTS any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company, the MHC, the Mid-Tier HC or the Bank, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the MHC, the Mid-Tier HC and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Subscription and Community Offering or Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the OTS Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Conversion Application.

         (e) At the time of the execution of this Agreement, the Agent shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Company, the MHC, the Mid- Tier HC and the Bank within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the OTS Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and KPMG LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that
(A) the unaudited consolidated financial statements and supporting schedules of the Mid-Tier HC included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Financial Highlights" in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Mid-Tier HC or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Mid-Tier HC, in each case as compared with the amounts shown in the June 30, 2000 consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from June 30, 2000 to a specified date not more than five (5) days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Mid-Tier HC, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC, the Mid-Tier HC and the Bank identified in such letter.

         (f) At Closing Time, the Agent shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

         (g) At Closing Time, the Securities and Exchange Shares shall have been approved for quotation on the Nasdaq National Market upon notice of issuance.

         (h) At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

         (i) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and Exchange Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and Exchange Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

         (j) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, Florida or New York authorities.

         SECTION 6.        INDEMNIFICATION.

         (a) The Company, the MHC, the Mid-Tier HC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

                    (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of the Company, the MHC, the Mid-Tier HC or the Bank or otherwise as described in Section 2 hereof;

                    (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Members' Proxy Statement, Stockholders' Proxy Statement or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (iii) from and against any and all loss,  liability,  claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the MHC, the Mid- Tier HC or the Bank, which consent shall not be unreasonably withheld; and

                    (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act, as amended.

         (b) The Agent agrees to indemnify and hold harmless the Company and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) The Company, the MHC, the Mid-Tier HC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC, the Bank, the Mid-Tier HC and its security holders, the Company and its security holders or the MHC's, the Bank's, the Mid-Tier HC's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

         (e) In addition to, and without  limiting,  the  provisions  of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Mid-Tier HC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC, the Mid-Tier HC, and the Bank jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

         SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the MHC, the Mid-Tier HC, the Bank, and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC, the Mid-Tier HC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the MHC, the Mid-Tier HC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC, the Mid-Tier HC and the Bank on the one hand and the Agent on the other, as reflected in clause
(i), but also the relative fault of the Company, the MHC, the Mid-Tier HC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the MHC, the
Mid-Tier HC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the MHC, the Mid-Tier HC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the MHC, the Mid-Tier HC and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC, the Mid-Tier HC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities and the Exchange Shares.

SECTION 9.          TERMINATION OF AGREEMENT.

         (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Mid-Tier HC or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities,
(iii) if trading generally on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Florida or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the MHC, the Mid-Tier HC or the Bank or the prospective market for the Company's Securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent's good faith opinion, the price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to __________, 2001.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

         SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Catherine A. Lawton, Principal, with a copy to Paul
M. Aguggia, Esq., Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016; notices to the Company, the MHC, the Mid-Tier HC and the Bank shall be directed to any of them at 205 East Orange Street, Lakeland, Florida 33801, attention of Gregory C. Wilkes, with a copy to Samuel Malizia, Esq., Malizia Spidi & Fisch, PC, 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

         SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC, the Mid-Tier HC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC, the Mid-Tier HC and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC, the Mid-Tier HC and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

         SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated July 24, 2000, by and between the Agent and the Bank, relating to the Agent's providing conversion agent services to the Company and the Bank in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

         SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

         SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.



                      [The next page is the signature page]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the MHC, the Mid-Tier HC and the Bank on the other in accordance with its terms.

                                         Very truly yours,

                                         FLORIDAFIRST BANCORP, INC.



                                         By:
                                            ------------------------------------
                                               Title:


                                         FLORIDAFIRST BANK



                                         By:
                                            ------------------------------------
                                               Title:


                                         FLORIDAFIRST BANCORP, MHC



                                         By:
                                            ------------------------------------
                                               Title:


CONFIRMED AND ACCEPTED,                  FloridaFirst Bancorp
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.         By:
                                            ------------------------------------
                                                Title:

By:  Sandler O'Neill & Partners Corp.,
         the sole general partner


By:
   ------------------------------------

                           FLORIDAFIRST BANCORP, INC.

                                5,520,000 Shares

          (Maximum Offered to be Sold and Issued in Conversion, subject to increase up to 6,348,000 shares
                          under certain circumstances)

                                  Common Stock
                           (Par Value $0.10 Per Share)

                           SELECTED DEALER'S AGREEMENT

                              ______________, 2000

Ladies and Gentlemen:

We have agreed to assist FloridaFirst Bancorp, Inc. (the "Company") in connection with the offer for sale and issuance of shares (the "Shares") of common stock, par value $0.10 per share, of the Company, to be issued in connection with the conversion and reorganization of FloridaFirst Bank, a federally-chartered stock savings bank (the "Bank"), from the mutual to stock holding company form of organization. The Company, in connection with its plan to effect such conversion, offered for sale up to 3,620,179 shares for subscription by the Company's and the Bank's employee stock ownership plan and certain of the Bank's depositors and borrowers, in a subscription offering, and certain members of the general public in a concurrent direct community offering. The shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the rules of the Office of Thrift Supervision ("OTS"). The balance of the Shares to be issued in connection with the conversion represent the minority ownership interest in FloridaFirst Bancorp, the Bank's parent stock holding company, which will be exchanged for up to 2,727,281 shares of Company common stock (the "Exchange Shares"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering, and we will pay you a fee in the amount of _____________ percent (______%) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Bank has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Bank of at least ____ shares. You may become a Sponsoring

Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of _____ percent (_____%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of
Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Sections 8, 24 and 36 of the above-mentioned Article III as if they were NASD members and Section 25 of such
Article III as it applies to non-member brokers or dealers in a foreign country.

Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the offering and sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any stabilizing (as defined in Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to the Company's common stock during the offering.

We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act, and applicable rules and regulations issued by the OTS. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission (the "SEC") interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale at least 48 hours prior to delivery of such person's order form.

We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the SEC Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the Syndicated Community Offering price for the Shares ordered on or before 12:00 p.m. on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account as agent or trustee for the customer or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments or receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the third business day (the "debit date") following receipt of the confirmation referred to in (i) and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 p.m. on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Exchange Act.

Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

This Agreement shall be construed in accordance with the laws of New York.

Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O'Neill & Partners, L.P., Two World Trade Center, 104th Floor, New York, New York 10048. The enclosed duplicate copy will evidence the agreement between us.

                                        Very truly yours,

                                        SANDLER O'NEILL & PARTNERS, L.P.



                                        By: ____________________________________

Sandler O'Neill & Partners, L.P.
Two World Trade Center - 104th Floor
New York, New York  10048

                           Re:      FloridaFirst Bancorp, Inc.
                                    --------------------------

Ladies and Gentlemen:

We hereby confirm our agreement to all the terms and conditions stated in the foregoing letter. We acknowledge receipt of the Prospectus relating to the Shares and we further state that in agreeing thereto we have relied upon the Prospectus and no other statement whatsoever, written or oral. We confirm that we are (i) a member on good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's "Interpretation With Respect to Free-Riding and Withholding" and Section 24 of Article III of the NASD's Rules of Fair Practice, or (ii) a foreign dealer not eligible for membership in the NASD and agree (A) not to sell any Shares of FloridaFirst Bancorp, Inc. within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Section 8, 24 and 26 of the above-mentioned
Article III as if we were an NASD member and Section 25 of such Article III as it applies to a non-member broker or dealer in a foreign country.

[__] We wish to become a "Sponsoring Dealer."

Dated: ______________________

                                   ---------------------------------------------
                                   (Please print or type name of firm



                                   By:  ________________________________________